Exhibit 4.35

Contract No.: Wei Yin (KF-Kai Feng) He Zi 2018 No. 001

AUTO FINANCING BUSINESS COOPERATION AGREEMENT

BETWEEN

[*]

AND

KAI FENG FINANCE LEASE (HANGZHOU) CO., LTD.

CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

[*] indicates the redacted confidential portions of this exhibit.

AUTO FINANCING BUSINESS COOPERATION AGREEMENT

Party A: [*]

Address: [*]

Legal representative: [*]

Tel: [*]

Party B: Kai Feng Finance Lease (Hangzhou) Co., Ltd.

Address: Room 1814, Unit 1, Block 3, Wanda Business Center, Gongshu District, Hangzhou, Zhejiang

Legal Representative: Zhen Zeng

Tel: (010) 84752481

Through friendly negotiation, Party A and Party B intend to enter into cooperation in respect of the financing business related to the purchase of vehicles and/or additional products (services) of vehicles by individual consumers and hereby reach the following terms and conditions.

Article 1                           Definitions

1.1                     “Consumer” shall refer to a domestic natural person requesting for loans from Party A through Party B.

1.2                     “Loan Contract” shall refer to the Auto Financing Loan Contract entered into between the Consumer and Party A (the specific name thereof being the name of the contract executed by the Consumer) and supplemental agreements and relevant appendices thereto.

1.3                     “Electronic Loan Receipt” shall refer to the electronic document showing to the Consumer such elements of the loan as the borrower, lender, amount of loan, term of loan, interest rate of loan, repayment amount, repayment date and collateral.

1.4                     “Financial Lease Contract” shall refer to the Financial Lease Contract entered into between the Consumer and Party B (the specific name thereof being the name of the contract executed by the Consumer) and supplemental agreements and relevant appendices thereto.

1.5                     “Service Agreement” shall refer to the Auto Financing Service Agreement entered into between Party A and Party B (the specific name thereof being the name of the agreement executed by both parties) and supplemental agreements and relevant appendices thereto.

Article 2                           Model of Cooperation

2.1                     The Consumer will sell the vehicle purchased and owned by him/her to Party B and then lease back such vehicle for use and make the financial lease payment in installments to Party B. During the term of lease, the title of the vehicle will be registered under the name of the Consumer or such holder as designated by the Consumer.

2.2                     Upon Party B’s recommendation, the Consumer will request for a loan from Party A through Party B, for repaying the financial lease payment owed to Party B.

2.3                     Party B will provide the agreed offline service to Party A, receive relevant service fees and provide guarantee in relation to such loan in accordance with the Service Agreement.

Article 3                           Term of Cooperation

3.1                                                           This Agreement shall apply to all transactions under which individual loans are disbursed between June 28, 2018 and June 27, 2020 (inclusive). Upon the expiry of such term of cooperation, the term of cooperation hereunder shall be extended for one year automatically and shall only be extended once if no written notice is received from either party to terminate the cooperation upon expiry of the term thereof.

3.2                                                           Upon the expiry of the term of cooperation, the outstanding loans payable by Consumers in connection with the cooperation hereunder are still subject to this Agreement and this Agreement shall remain effective until all outstanding loans are paid up by the Consumers.

Article 4                           Rights and Duties of the Parties

4.1                                                           Rights and Duties of Party A

4.1.1           Party A shall develop risk management policies, including without limitation the credit admittance policy, examination and approval conditions and post-loan management strategies.

4.1.2           Party A shall review Party B’s management regulations and operation procedures in connection with the cooperation hereunder.

4.1.3           Party A shall be responsible for examination and approval for loans, including without limitation screening of fraud risks, determination of credit admittance and examination of loan purpose.

4.1.4           Party A shall disburse loans to Consumers who are eligible for loans and satisfy the conditions for disbursement of loans, unless it is unable to disburse loans due to such reasons as requirements of laws and regulations, regulatory policies, risk policies, quota, system malfunction, or waiver by the Consumers.

4.1.5           Party A shall manage the loans in their duration, including without limitation the post-loan monitoring, risk classification, allocation of provisions, capital occupation and asset recovery.

4.1.6           Party A shall be responsible for inquiries on Consumers’ credit standing and submit credit data to the Credit Center of the People’s Bank of China (PBC) in accordance with relevant regulations.

4.1.7           In case of a breach by Party B, Party A shall have the right to change the model of cooperation, products under cooperation, risk management policies and provisions on pledge over the deposit.

4.2                                                       Rights and Duties of Party B

4.2.1           Party B shall provide relevant service to Party A and receive service fees in accordance with the Service Agreement between both parties.

4.2.2           Party B shall, in relevant terms of the Financial Lease Contract entered into with the Consumer, express the intention that “if the Consumer uses the loan to repay the financial lease payment, the title of the vehicle shall be transferred to the Consumer”. Subject to the foregoing, Party B may agree with the Consumer on the rights and interests in and to the vehicle in the Financial Lease Contract, unless otherwise specified herein.

4.2.3           Party B shall carry out transactions under the cooperation hereunder in its own name. If it carries out transactions in other names (including without limitation Party B’s branches, subsidiaries, affiliates or other authorized third parties), it shall obtain Party A’s prior written consent and complete the relevant legal procedures.

4.2.4           If Party B and/or its affiliates make any plan which may affect Party B’s operational ability and transactions under cooperation, including without limitation change of corporate structure, change of business model, change of product forms, execution or modification of agreements which may affect the cooperation hereunder or Party A’s interests, etc., Party B shall notify Party A in writing at least [*] working days prior to the implementation of such plan.

4.2.5           If any event occurs to Party B and/or its affiliates which may affect Party B’s operational ability and transactions under cooperation, including without limitation a material adverse change in its operational status, high-amount fines being imposed by competent authorities, major legal disputes, ultimate controller and major management personnel being involved in negative events (including litigation), etc., Party B shall notify Party A in writing within [*] working days after the occurrence of such event.

4.2.6           Party B shall provide deposit as security and use the vehicle as collateral in favor of Party A to secure the Consumer’s debts in accordance with this Agreement.

4.3                                                           Rights and Duties of Both Parties

4.3.1           Both parties shall jointly negotiate for and properly adjust such matters as the model of cooperation and term of cooperation.

4.3.2           Both parties shall jointly resolve the disputes and controversies with Consumers and issue relevant certifications concerning the Consumers.

4.3.3           Both parties shall jointly improve the channel management, business process, risk control and system functions.

4.3.4           Both parties shall use the corporate and product marks in such manner as agreed between both parties through negotiation during the term of cooperation.

Article 5                           Account Management

5.1                                                           Party B shall open a settlement account at Party A, with the account number of [*], which will be mainly used for settlements for the transactions under the cooperation hereunder. Party B shall give close attention to and maintain the adequacy of funds in such account. This account will be used for the following purposes:

5.1.1           to pay the deposit: to authorize Party A to deduct and transfer relevant amount to the deposit account in accordance with this Agreement;

5.1.2           to pay other amounts: to pay other relevant amounts payable in accordance with this Agreement and the Service Agreement;

5.1.3           to receive the loan proceeds: to receive the loan proceeds disbursed by Party A to Consumers in accordance with this Agreement;

5.1.4           to receive the service fees: to receive the service fees paid by Party A to Party B in accordance with this Agreement;

5.1.5           to receive interest accrued on the accounts: to receive interest remitted from the escrow account and deposit account; and

5.1.6           to receive remittances: to receive remittances from the escrow account and deposit account.

5.2                                                           Party B shall open an escrow account at Party A, with the account number of [*]. The funds in the escrow account will be managed by Party A and shall not be remitted or drawn by Party B without authorization. This account will be used for the following purposes:

5.2.1           to receive the loan proceeds: to receive the loan proceeds disbursed by Party A to the Consumers in accordance with this Agreement;

5.2.2           to receive other escrow amounts: to receive other escrow amounts as agreed upon between both parties; and

5.2.3           [*]

5.3                                                           Party B shall open a deposit account with Party A, with the account number of [*]. This account will be used for the following purposes:

5.3.1           to retain the deposit: to retain the deposit in accordance with this Agreement; and

5.3.2           [*]

Article 6                           Disbursement of Loan

6.1                                                           If the Consumer passes Party A’s review and satisfies the conditions for disbursement of the loan, Party A will disburse the loan proceeds to Party B’s escrow account in accordance with the Loan Contract and the provisions on entrusted payment, and meanwhile remit [*%] of the loan proceeds from the escrow account to the settlement account.

6.2                                                           Party B shall duly complete the registration of vehicle mortgage within the stipulated term in accordance with the Service Agreement and provide Party A with photocopies of the Vehicle Registration Certificate carrying information on the registered mortgage rights as required by Party A. Upon receipt of the qualified photocopies, Party A will remit the remaining [*%] of the loan proceeds from the escrow account to the settlement account.

6.3                                                           If Party B fails to complete the registration of vehicle mortgage or provide relevant photocopies within [*] calendar days (inclusive) after disbursement of the loan, Party A will make deductions from Party B’s settlement account to the escrow account, until the amount in the escrow account is not less than [*%] of the disbursed amount of the loan.

6.4                                                           Thereafter, if Party B completes the registration of vehicle mortgage and provides relevant photocopies within [*] calendar days (inclusive) after disbursement of the loan, Party A will release relevant amount of the loan from the escrow account to the settlement account periodically.

6.5                                                           If Party B still fails to complete the registration of vehicle mortgage or provide relevant photocopies within [*] calendar days (inclusive) after disbursement of the loan, Party A will declare that the loan is due immediately and require Party B to repay such loan on behalf of the Consumer. Party B irrevocably authorizes Party A to deduct the outstanding amount of the loan from the escrow account, and the balance, if any, remaining in the escrow account will be transferred to the settlement account.

Article 7                           Repayment and Interest Payment

7.1                                                           Party A and Party B will remind and procure the Consumer to repay the principal of the loan and pay interest on the loan on schedule in the stipulated manner and to the stipulated account in accordance with the elements of loan as recorded on the Electronic Loan Receipt.

For different types of products/loans under the cooperation between Party A and Party B, the interest rates vary as follows:

Type of product/loan	Annualized interest rate
Loan for final payment for “pay half” products with monthly repayments	[*%]

Loan for installment payments for “pay half” products with monthly repayments	[*%]

7.2                                                           If necessary, the Consumer is permitted to prepay the loan upon the stipulated conditions, until the principal of and interest on the loan have been fully paid.

7.3                                                           If the Consumer fails to fully repay the principal and interest owed on the relevant repayment date, Party A shall have the right, from the overdue date, to calculate default interest on the overdue amount based on the number of overdue days at a rate which is [*%] higher than the interest rate recorded in the Electronic Loan Receipt.

7.4                                                           The collection and disposal process agreed between both parties will be applicable for overdue loans.

Article 8                           Service Fee and Other Fees

8.1                                                           The fees of data inquiry and data lines incurred for the cooperation hereunder shall be borne by both parties as follows:

8.1.1           Credit information query fees charged by PBC and public security governmental departments, as well as data line expenses charged by PBC and the Ministry of Public Security shall be borne by Party A.

8.1.2           Other credit information query fees as well as the data line expenses charged by data providers shall be borne by Party B.

8.1.3           In respective of relevant fees incurred from rent of data line from operators for purpose of data sharing and system direct connection, Party B should bear the cost for one main line and Party A shall bear the cost for one backup line.

8.2                                                           Other than the aforesaid, neither party may charge the other for transaction fees or any other fees in connection with the system interconnection, unless otherwise agreed upon between both parties.

8.3                                                           Technical Service Fee

8.3.1           Party A will provide technical service for automatic settlement of escrow amounts for Party B. If the Consumer passes Party A’s review and satisfies the conditions for disbursement of the loan, Party A will disburse the loan proceeds to Party B’s escrow account in accordance with the Loan Contract and the provisions on entrusted payment, and Party B authorizes Party A to automatically remit [*%] of the loan proceeds in the escrow account (the “Amount of Automatic Settlement”) to Party B’s settlement account through the automatic settlement function. The remaining [*%] of the loan proceeds in the escrow account (the “Amount of Settlement upon Approval”) will be remitted in accordance with this Agreement upon approval by Party A.

8.3.2           Party A has the right to charge the technical service fee for the technical service for automatic settlement of escrow amounts on the basis of the Amount of Automatic Settlement and at a rate of [*%] per day, for the following period: [*].

8.3.3           Party A has the right to deduct such amount of technical service fee as specified in Clause 8.3.2 from Party B’s settlement account upon the expiry of the period of charging.

8.3.4           Upon receipt of the technical service fee paid by Party B, Party A shall issue the invoice satisfying the requirements of Party B’s finance department for the corresponding period of the underlying transaction (on a monthly basis) and mail the invoice to Party B within the first [*] working days of the next month.

Article 9                           Pledge over the Deposit

9.1                                                           Party B will open a deposit account with Party A for payment and release of the deposit as follows:

Party B irrevocably authorizes Party A to, before the disbursement of each loan, deduct an amount not less than [*%] of the disbursed amount of the loan from Party B’s settlement account and remit that amount to the deposit account. Party A will periodically release the balance of the deposit, if any, after the full repayment of the loan and Party A’s exercise of the priority of compensation against the deposit.

9.2                                                           The aforesaid amount will be deemed specialized and delivered to Party A when paid into the deposit account, and the pledge over such amount will become effective to secure all debts owed by the Consumer hereunder, including without limitation the principal of the loan, interest and default interest on the loan, and other relevant fees.

9.3                                                           If Party B fails to pay the deposit in full and on schedule, Party A shall have the right not to enter into new transactions under the cooperation.

9.4                                                           If the Consumer fails to repay the loan or pay the interest on the due date, Party A shall have the priority to be compensated from the deposit remaining in the deposit account.

Article 10                    Mortgage over the Vehicle

10.1                                                    The Consumer and Party B will enter into the Financial Lease Contract to effect the mortgage registration with Party B as the mortgagee.

10.2                                                    After Party A disburses the loan to the Consumer for repaying the financial lease payment under the Financial Lease Contract, the Consumer shall acquire the title of the vehicle under such Financial Lease Contract and will, in accordance with the Loan Contract entered into with Party A, use the vehicle as collateral in favor of Party A to secure the debts owed under the Loan Contract.

10.2.1                      Party A has the right not to go through the registration of vehicle mortgage immediately and to require cancellation of the registration with Party B as the mortgagee at any time.

10.2.2                      Party A has the right to go through the registration of vehicle mortgage with Party A and/or the third party designated by Party A as the mortgagee, in which Party B shall unconditionally provide assistance.

10.3                                                    In the duration of the loan, without Party A’s written consent, Party B and the Consumer shall not cancel the registration of collateral with Party B as the mortgagee, or transfer, sell, auction, create new mortgage over the vehicle or take other acts that may affect Party A’s mortgage rights.

10.4                                                    Party B is responsible for keeping the original of the Vehicle Registration Certificate until full repayment of the loan.

10.5                                                    The proceeds from the transfer, auction or sale of the vehicle in enforcing the mortgage over the vehicle by Party A or by Party B on behalf of Party A shall first be used to repay the principal of the loan, the interest and default interest on the loan and other relevant fees owed by the Consumer to Party A, and Party B shall not challenge Party A’s priority of compensation on any ground.

10.6                                                    If Party B makes other arrangements which renders it impossible to give effect to the provisions of Clauses 4.2.2 and 10.2 hereof, Party B shall agree that: (1) the balance of creditor’s claim corresponding to the mortgage registration with Party B as the mortgagee under the Financial Lease Contract shall be RMB [*]; and (2) the vehicle shall be mortgaged in favor of Party A to secure the loan under this Agreement, which shall cover the principal of such loan, interest and default interest on such loan and other fees, and the information on the collateral shall be consistent with that recorded on the related Electronic Loan Receipt.

Article 11                    Information Security and Data Sharing

11.1                                                    As permitted by applicable laws, the data of the cooperation hereunder should be stored in the host system of Party A and Party B. Each party shall take the confidentiality and security measures on the financial data stored and managed by it in accordance with the regulatory and compliance requirements.

11.2                                                    Party A and Party B shall take effective technical measures to safeguard the Consumer information and protect the rights of Consumers, and shall formulate specific rules related to information security, Consumer rights protection, accident treatment and compensation liabilities.

11.3                                                    In the event of the occurrence of an IT emergency as defined by the regulatory body or an emergency that may trigger systemic or regional IT risks, the knowing party shall promptly inform the other, including the impact, disposal and corrective measures of such incident.

11.4                                                    Both parties will share external credit data obtained from governmental authorities and the market that is authorized by the Consumer and is consistent with relevant legal requirements. The credit information shall not be disclosed to institutions other than the parties to the cooperation and shall not be used for illegal purposes.

11.5                                                    Party A and Party B shall provide each other with relevant data in connection with the cooperation hereunder through the system interconnection, including vehicle transaction information, client approval information, risk review results, contracts and agreements, loan disbursement information and repayment information.

11.6                                                    Without the written consent of Party A, Party B shall not use any PBC credit information (including but not limited to PBC variables and PBC ratings) obtained by Party A during the cooperation hereunder and the results generated by Party A based on various risk models and rules, and shall not use such data to assist with other business of Party B or its affiliates.

11.7                                                    Party B shall regularly (at least on a quarterly basis) submit to Party A information concerning Party B and Party B’s affiliates controlled by the ultimate controller of Party B, including without limitation the financial statements, audit reports, financial details, tax data, equity structure, financing information, receipts of financing and assets operation data, and shall guarantee the authenticity, integrity and effectiveness of such information, for Party A to evaluate Party B’s operating ability in a timely manner.

11.8                                                    Party B shall on a monthly basis submit to Party A overall operational data related to auto financing of Party B and Party B’s affiliates, including without limitation the business model, product forms, amount of disbursements, balance under the cooperation, data on overdue payments, changes in organizational structure, changes in market channels, etc., to facilitate the in-depth cooperation between both parties in the field of auto financing.

Article 12                    Confidentiality

12.1                                                    Each party shall keep strict confidential of any materials (whether related to technical or commercial) of any form that are received by it due to execution of this Agreement which belong to the other party or are in relating to the following event (or any other agreement entered into under this Agreement) and shall not use or disclose such information to any third party other than the regulatory authority:

(1)             The cooperation hereunder;

(2)             Any negotiations conducted in relation to the cooperation hereunder;

(3)             Relevant credit information, Consumer information and transaction information provided based on the cooperation hereunder;

(4)             Business, financial and other matters (including future plans and targets) of other Parties.

12.2                                                    This confidentiality clause shall not prohibit the disclosure or use of confidential information in the following scope and in the following manner:

(1)             Disclosure or use of confidential information according to the regulations or requirements of the supervisory authority of each Party;

(2)             Disclosure or use of confidential information as required in any judicial, arbitral or other proceedings in connection with this Agreement or any other agreement entered into according to this Agreement;

12.3                                                    The confidentiality obligation shall persist from the date of execution of this Agreement to the date of publication or disclosure of the same as permitted by the disclosing party, and shall survive the expiry of this Agreement.

Article 13                    Default

13.1                                                    Any Party shall be deemed to commit a default under any of the following circumstances (hereinafter referred to as “Event of Default”):

(1)             The defaulting party breaches any of the provisions of this Agreement, and such breach cannot be rectified or the defaulting party fails to rectify the breach within [*] calendar days after the non-defaulting delivers a written rectification notice;

(2)             The defaulting party violates any applicable law, which violation will directly affect this Agreement or cause losses to the other party;

(3)             The defaulting party violates other contracts executed with Party A (including but not limited to credit contract, loan contract) and supplementary agreement.

13.2                                                    Default Notice

13.2.1                                          Upon any Event of Default, the defaulting party shall as soon as practicable but in no event (other than the effect of force majeure) later than [*] calendar days after becoming aware of the event, notify the non-defaulting party.

13.2.2                                          Upon any Event of Default, without prejudice to the non-defaulting party’s right to claim for damages, the non-defaulting party may, within [*] calendar days after the receipt of default notice from defaulting party or after it becomes aware of the occurrence of the event of default (whichever is earlier), elect to continue performing this Agreement or terminate the cooperation hereunder by sending a written notice to the defaulting party.

13.2.3                                          This Agreement shall terminate immediately upon receipt by the defaulting party of a notice of termination.

13.2.4                                          Losses and liquidated damages for default

(1)             The non-defaulting Party shall be entitled to ask the breaching Party to exclude the adverse effects on it;

(2)             The non-defaulting Party shall be entitled to suspend or terminate the cooperation hereunder;

(3)             The defaulting party shall compensate the non-defaulting party for all direct losses incurred or resulted in an Event of Default attributed by the defaulting party.

(4)             The defaulting party shall compensate the non-defaulting party for the losses incurred due to misoperation of the defaulting party (including but not limited to system misoperation, operational failures, etc.).

Article 14                    Cooperation Termination

14.1             Under any of the following events, either party shall have the right to unilaterally terminate the cooperation hereunder:

(1)             The policies of the regulatory authorities of any Party (including but not limited to the China Banking Regulatory Commission, PBC and their branches) have undergone major changes that will significantly affect the cooperation hereunder or such authorities has issued written request to cease the cooperation hereunder:

(2)             Any new applicable law or regulatory documents are promulgated by government or regulatory authorities, or the existing applicable law or regulatory documents are revised or interpreted in a new way, which render it impossible to carry out the cooperation hereunder or render it impossible for a party to obtain all of its benefits under any important terms hereunder in accordance with such terms;

(3)             Any Party undergoes material adverse changes, which render it impossible to continue to perform this Agreement as or cause significant damages to the parties;

(4)             If any Event of Default occurs, the non-defaulting Party may request the termination of the cooperation hereunder.

14.2             Unless otherwise agreed in this Agreement, the cooperation hereunder will terminate upon the expiry of the cooperation term herein.

Article 15                            Miscellaneous

15.1             If Party A intends to sell or transfer the Consumer loan under this Agreement (assets spin-off), Party B shall provide reasonable assistance, including but not limited to sign necessary documents/undertakings/notifications.

15.2             Any matters uncovered herein shall be subject to separate negotiations between the Parties, with respect to which a supplementary agreement should be signed, and shall be performed in accordance with this Agreement and the supplementary agreement.

15.3             All Schedules and supplemental agreement of this Agreement are integral parts of this Agreement.

15.4             Any dispute that may arise during the performance of this Agreement between the Parties shall be settled through negotiations by all parties. If the negotiations fail, the dispute may be submitted to the people’s court where Party A is located.

15.5             The execution, interpretation and disputes resolution of this Agreement is governed by the law of People’s Republic of China.

15.6             This Agreement shall be signed on the signing date by the legal representative or authorized signatory of both parties, and shall enter into force after being signed (or stamped signature seal) by the legal representative or authorized signatory of both parties and stamped with an official/contract seal.

15.7             The Agreement shall be executed in quadruplicate, with each party holding two pieces. Each piece shall be equally valid.

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(This page has no text and is the signature page of this Agreement.)

Party A (Seal):

Legal Representative or Authorized Agent (Signature):

Date of execution:

Party B (Seal):

Legal Representative or Authorized Agent (Signature):

Date of execution:

Contract No.: Wei Yin (KF-Kai Feng) He Bu Zi 2018 No. 001

SUPPLEMENTAL AGREEMENT I

TO

AUTO FINANCING BUSINESS COOPERATION AGREEMENT

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Party A: [*]

Address (address): [*]

Legal representative (person in charge): [*]

Tel: [*]

Party B: Kai Feng Finance Lease (Hangzhou) Co., Ltd.

Address (address): Room 1814, Unit 1, Block 3, Wanda Business Center, Gongshu District, Hangzhou, Zhejiang

Legal Representative (person in charge): Zhen Zeng

Tel: (010) 84752481

Whereas, Party A and Party B entered into the Auto Financing Business Cooperation Agreement with the number of Wei Yin (KF-Kai Feng) Zi 2018 No. 001 (the “Cooperation Agreement”) in 2018, whereby both parties carry out cooperation in respect of the financing business related to the purchase of vehicles and/or additional products (services) of vehicles by individual consumers. Now, therefore, through friendly negotiation, Party A and Party B intend to amend certain terms of the Cooperation Agreement (including all supplemental agreements thereto entered into between both parties before execution of this Supplemental Agreement) and hereby enter into this Supplemental Agreement for mutual adherence.

1.                                                                                      The percentage of deposit to be deducted will be changed as follows:

Party B irrevocably authorizes Party A to, before the disbursement of each loan, deduct an amount equal to [*%] of the disbursed amount of the loan from Party B’s settlement account and remit that amount to the deposit account. Party A will periodically release the balance of the deposit, if any, after the full repayment of the loan and Party A’s exercise of the priority of compensation against the deposit.

2.                                                      From the date of execution and effectiveness of this Supplemental Agreement, the following terms will apply to vehicle mortgage in relation to the vehicle financing transactions with the Consumers under the Cooperation Agreement:

2.1                                               As for vehicle mortgage in relation to the vehicle financing transactions with the Consumers within the scope confirmed by both parties, Party B shall go through the registration of vehicle mortgage under the Auto Financing Loan Contract with Party A and/or the third party designated by Party A as the mortgagee in accordance with Party A’s requirements and the Service Agreement; and for those transactions, the mortgage registration under the Financial Lease Contract with Party B as the mortgagee will not be dealt with first and such transactions will not be bound by Clause 4.2.2 of the Cooperation Agreement.

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Both parties will update the specific “scope confirmed by both parties” from time to time.

As for the aforesaid vehicle financing transactions with the Consumer, the proceeds from the transfer, auction or sale of the vehicle in enforcing the mortgagee over the vehicle by Party B on behalf of Party A shall first be used to repay the principal of the loan, the interest and default interest on the loan and other relevant fees owed by the Consumer to Party A, and Party B shall not challenge Party A’s priority of compensation on any ground.

2.2                                               As for vehicle mortgage in relation to the vehicle financing transactions with the Consumers not covered by the scope specified in Clause 2.1 above, Article 10 of the Cooperation Agreement shall still apply.

3.                                                      If Party B requests for materials from Party A as required by lawsuits with the Consumer due to the cooperation, Party A shall provide the required materials within [*] working days (including without limitation certification on validity of electronic contracts and documents such as the Loan Contract, loan disbursement records, etc.). After Party B makes repayment or compensation on behalf of the Consumer, Party B will automatically be entitled to all creditor’s claims, mortgagee’s rights and other collateral rights under the Loan Contract and relevant mortgage contract as well as insurance interests, other benefits and proceeds against the Consumer in lieu of Party A. If Party A receives any amount repaid by the Consumer which should be paid to Party B, it shall pay such amount to Party B within [*] working days of the receipt thereof. After Party B makes repayment or compensation on behalf of the Consumer, Party A shall provide proactive assistance for Party B in all respects for final recovery of debts (including without limitation issuing the transfer notice to the Consumer upon Party B’s request).

4.                                                      If Party A entrusts Party B to recover the debts or enforce the mortgage over the vehicle, it shall issue the relevant power of attorney as required by Party B.

5.                                                      In the duration of the loan owed by the Consumer, if vehicle robbery and theft is confirmed by the public security organ, Party A shall have the right to require Party B to repay the outstanding principal of and interest and default interest on the loan (excluding compound interest, liquidated damages and other fees) on behalf of the Consumer.

6.                                                      If Party A and other partner financial institutions jointly provide the loan under the Cooperation Agreement for the Consumer, any lender shall have the equal rights and interests as Party A, and Party B shall not challenge its

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obligations hereunder on this ground.

7.                                                      This Supplemental Agreement shall apply to all loans requested by Consumers under the cooperation between Party A and Party B from and after October 19, 2018, and the outstanding loans under the Cooperation Agreement shall still be governed by the terms of the Cooperation Agreement until full repayment of all outstanding loans.

8.                                                      This Supplemental Agreement shall be an integral part of and have the equal legal force and effect as the Cooperation Agreement. In case of any conflict between the Cooperation Agreement and this Supplemental Agreement, this Supplemental Agreement shall prevail; matters not covered by this Supplemental Agreement shall be governed by the Cooperation Agreement.

9.                                                      This Supplemental Agreement shall enter into force after being signed or stamped by the legal representatives or authorized attorneys of Party A and Party B and affixed with their official seals/contract seals and shall remain effective within the effective term of the Cooperation Agreement.

10.                                               This Supplemental Agreement shall be made in four (4) counterparts, with Party A and Party B each holding two (2), and each counterpart shall have the equal legal force and effect.

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Party A (seal):

Legal representative (person in charge) or authorized attorney (signature/seal):

Date of execution:

Party B (seal):

Legal representative or authorized attorney (signature/seal):

Date of execution:

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Confirmation

To[*],

We, as the guarantor, are aware of and understand the Auto Financing Business Cooperation Agreement with the number of Wei Yin (KF-Kai Feng) He Zi 2018 No. 001 entered into between Kai Feng Finance Lease (Hangzhou) Co., Ltd. and your bank and the aforesaid Supplemental Agreement, and undertake to perform the Auto Financing Guarantee Contract with the number of Wei Yin (KF-Kai Feng) He Zi 2018 No. 001 between your bank and us.

Confirmed by: Youqin (Shaanxi) Finance Lease Co., Ltd. (seal)

Date:

Confirmed by: Yougu (Shanghai) Information Technology Co., Ltd. (seal)

Date:

Confirmed by: Youzhen (Beijing) Business Consulting Co., Ltd. (seal)

Date:

Confirmed by: Yousan (Shanghai) Used Car Operating Co., Limited (seal)

Date:

Confirmed by: Youfang (Beijing) Information Technology Co., Ltd. (seal)

Date:

Confirmed by: Shenzhen Youxin Pengda Second Hand Car Brokerage Co., Ltd. (seal)

Date:

Confirmed by: Youxinpai (Beijing) Information Technology Co., Ltd. (seal)

Date:

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Contract No.: Wei Yin (KF-Kai Feng) He Bu Zi 2018 No. 002

SUPPLEMENTAL AGREEMENT II

TO

AUTO FINANCING BUSINESS COOPERATION AGREEMENT

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Party A: [*]

Address (address): [*]

Legal representative (person in charge): [*]

Tel: [*]

Party B: Kai Feng Finance Lease (Hangzhou) Co., Ltd.

Address (address): Room 1814, Unit 1, Block 3, Wanda Business Center, Gongshu District, Hangzhou, Zhejiang

Legal Representative (person in charge): Zhen Zeng

Tel: (010) 84752481

Whereas, Party A and Party B entered into the Auto Financing Business Cooperation Agreement with the number of Wei Yin (KF-Kai Feng) Zi 2018 No. 001 (the “Cooperation Agreement”) in 2018, whereby both parties carry out cooperation in respect of the financing business related to the purchase of vehicles and/or additional products (services) of vehicles by individual consumers. Now, therefore, through friendly negotiation, Party A and Party B intend to amend certain terms of the Cooperation Agreement (including all supplemental agreements thereto entered into between both parties before execution of this Supplemental Agreement) and hereby enter into this Supplemental Agreement for mutual adherence.

1.                                         Clauses 6.1 and 6.2 of the Cooperation Agreement will be changed as follows:

“6.1 If the Consumer passes Party A’s review and satisfies the conditions for disbursement of the loan, Party A will disburse the loan proceeds to Party B’s escrow account in accordance with the Loan Contract and the provisions on entrusted payment, and meanwhile remit [*%] of the loan proceeds from the escrow account to the settlement account.

6.2 Party B shall duly complete the registration of vehicle mortgage within the stipulated term in accordance with the Service Agreement and provide Party A with photocopies of the Vehicle Registration Certificate carrying information on the registered mortgage rights as required by Party A.”

2.                                         Clause 8.3 of the Cooperation Agreement will be changed as follows:

“8.3.1 Party A will provide technical service for automatic settlement of escrow amounts for Party B. If the Consumer passes Party A’s review and satisfies the conditions for disbursement of the loan, Party A will disburse the loan proceeds to Party B’s escrow account in accordance with the Loan Contract and the provisions on entrusted payment, and Party B authorizes Party A to automatically remit [*%] of the

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loan proceeds in the escrow account (the “Amount of Automatic Settlement”) to Party B’s settlement account through the automatic settlement function.

8.3.2 Party A has the right to charge the technical service fee for the technical service for automatic settlement of escrow amounts on the basis of the Amount of Automatic Settlement and at a rate of [*%] per day, for the following period: [*].

8.3.3 Party A has the right to deduct such amount of technical service fee as specified in Clause 8.3.2 from Party B’s settlement account upon the expiry of the period of charging.

8.3.4 Upon receipt of the technical service fee paid by Party B, Party A shall issue the invoice satisfying the requirements of Party B’s finance department for the corresponding period of the underlying transaction (on a monthly basis) and mail the invoice to Party B within the first [*] working days of the next month.”

3.                                         This Supplemental Agreement shall apply to all loans requested by Consumers under the cooperation between Party A and Party B from and after December 7, 2018, and the outstanding loans under the Cooperation Agreement shall still be governed by the terms of the Cooperation Agreement until full repayment of all outstanding loans.

4.                                         This Supplemental Agreement shall be an integral part of and have the equal legal force and effect as the Cooperation Agreement. In case of any conflict between the Cooperation Agreement and this Supplemental Agreement, this Supplemental Agreement shall prevail; matters not covered by this Supplemental Agreement shall be governed by the Cooperation Agreement.

5.                                         This Supplemental Agreement shall enter into force after being signed or stamped by the legal representatives or authorized attorneys of Party A and Party B and affixed with their official seals/contract seals and shall remain effective within the effective term of the Cooperation Agreement.

6.                                         This Supplemental Agreement shall be made in four (4) counterparts, with Party A and Party B each holding two (2), and each counterpart shall have the equal legal force and effect.

(The remainder of this page is intentionally left blank)

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(Signature page)

Party A (seal):

Legal representative (person in charge) or authorized attorney (signature/seal):

Date of execution:

Party B (seal):

Legal representative or authorized attorney (signature/seal):

Date of execution:

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Confirmation

To[*],

We, as the guarantor, are aware of and understand the Auto Financing Business Cooperation Agreement with the number of Wei Yin (KF-Kai Feng) He Zi 2018 No. 001 entered into between Kai Feng Finance Lease (Hangzhou) Co., Ltd. and your bank and the aforesaid Supplemental Agreement, and undertake to perform the Auto Financing Guarantee Contract with the number of Wei Yin (KF-Kai Feng) He Zi 2018 No. 001 between your bank and us.

Confirmed by: Youqin (Shaanxi) Finance Lease Co., Ltd. (seal)

Date:

Confirmed by: Yougu (Shanghai) Information Technology Co., Ltd. (seal)

Date:

Confirmed by: Youzhen (Beijing) Business Consulting Co., Ltd. (seal)

Date:

Confirmed by: Yousan (Shanghai) Used Car Operating Co., Limited (seal)

Date:

Confirmed by: Youfang (Beijing) Information Technology Co., Ltd. (seal)

Date:

Confirmed by: Shenzhen Youxin Pengda Second Hand Car Brokerage Co., Ltd. (seal)

Date:

Confirmed by: Youxinpai (Beijing) Information Technology Co., Ltd. (seal)

Date:

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